NOCOPI TECHNOLOGIES, INC.
                                537 Apple Street
                            W. Conshohocken, PA 19428

--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders (the "Meeting") of Nocopi Technologies, Inc., a Maryland corporation (the "Company") will be held at the Radnor Hotel, 591 E. Lancaster Ave., St. Davids, Pennsylvania 19087 at 10:00 a.m. Eastern Daylight Savings Time on June 8, 1998 for the following purposes:

     1. To elect five directors for a one year term to expire at the next annual meeting of shareholders of the Company;

     2. To amend the Company's Articles of Incorporation to increase its authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares.

     3. To approve the selection of BDO Seidman, LLP as independent auditors;
        and

     4. To take action upon any other matters which may properly come before the meeting.

     Shareholders of record at the close of business on April 14, 1998 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Joel A. Pinsky,
                                            Secretary
April 30, 1998

                            NOCOPI TECHNOLOGIES, INC.
                                537 Apple Street
                            W. Conshohocken, PA 19428

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 8, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Nocopi Technologies, Inc., a Maryland corporation (the "Company") of proxies to be voted at the Company's Annual Meeting of Shareholders (the "Meeting") to be held on June 8, 1998 at the Radnor Hotel, 591
E. Lancaster Ave., St. Davids, Pennsylvania 19087 at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying proxy will be mailed to the Company's shareholders on or about April 30, 1998.

     If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be acted upon, his shares will be voted in accordance with that shareholder's choice. If no choice is indicated, the shares will be voted "FOR" the election of nominees identified herein to the Board of Directors, "FOR" the amendment to the Company's Articles of Incorporation, "FOR" ratification of the appointment of the firm BDO Seidman LLP, Certified Public Accountants, to audit the accounts and records of the Company for the fiscal year ending December 31, 1998, and in the discretion of the proxies, "FOR" or "AGAINST" and other proposals which may be submitted at the Meeting. A shareholder giving a proxy may revoke it at any time by giving written notice to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, or by attending the Meeting and voting in person.


                         PERSONS MAKING THE SOLICITATION

     This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling and mailing the proxy materials to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers, and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees, and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the

Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.


                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only shareholders of record at the close of business on April 14, 1998, are entitled to notice of any to vote at the Meeting or any adjournment thereof.

     A list of shareholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, 537 Apple Street, W. Conshohocken, PA 19428-2903 from May 1, 1998 through June 8, 1998, for inspection by any shareholder for any purpose germane to the Meeting.

Shareholder Voting

     All voting rights with respect to the election of five (5) directors of the Company (proposal No. 1 below) and with respect to all other proposals coming before the Meeting are vested exclusively in the holders of the Company's $0.01 par value voting common stock (the "Common Stock"), with each share entitled to one vote. Cumulative voting in the election of directors is not allowed. On April 14, 1998, the Company had 33,587,532 shares of Common Stock outstanding.

     One-third of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting. The nominees receiving a plurality of votes cast at the Meeting, assuming a quorum is present, will be elected as directors. The affirmative vote of a two-thirds of the outstanding shares of the Company is necessary to authorize the amendment to the Company's Articles of Incorporation. The affirmative vote of a majority of the votes cast, provided a quorum is present, is necessary to ratify the appointment of BDO Seidman LLP, Certified Public Accountants, to audit the accounts and records of the Company for the fiscal year ending December 31, 1998. To the Company's knowledge, no single person or entity, and no group of persons, controls sufficient votes to determine the outcome of any of the proposals being voted upon by the shareholders.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 14, 1998, the stock ownership of each director, director nominee and Named Executive (as set forth under the heading "Executive Compensation") individually, and of all directors and executive officers of the Company as a group.

                                                    Common Stock
Name and Address of                  Number of Shares           Percentage
Beneficial Owner                     Beneficially Owned         Of Class (1)
----------------                     ------------------         ------------

Richard A. Check                          50,000                     *

Susan Cox(2)                                0                        *

Dr. Arshavir Gundjian(3)                 155,750                     *

Jack H. Halperin                            0                        *

Neal Sroka                                  0                        *

Norman A. Gardner(4)                     730,000                    2.17

All Executive Officers and Directors     259,600(5)                  *
as a Group (7 individuals)

* Less than 1.0%.

--------

(1) Where the Number of Shares Beneficially Owned (reported in the preceding column) includes shares which may be purchased upon the exercise of outstanding stock options which are or within 60 days will become exercisable ("presently exercisable options") the percentage of class reported in this column has been calculated assuming the exercise of such presently exercisable options.

(2) Does not include 780,267 Warrants to purchase a like number of shares of common stock owned by American Equities Overseas, Inc.

(3) Includes presently exercisable stock options to purchase 73,250 shares.

(4) Mr. Gardner resigned as a director effective March 27, 1998.

(5) Includes presently exercisable options to purchase a total of 120,500 shares.

     Except as stated herein, there are no arrangements known to the Company which may result in a change in control of the Company and each shareholder has sole voting and investment power with respect to the Company's common shares included in the above table.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     A total of five directors will be elected at the Meeting by the holders of the Company's Common Stock. The proxies will not be voted for a greater number of persons than the number of nominees named herein. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted "FOR" the nominees. If at the time of the Meeting any of the nominees named below should be unable to unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

     Management of the Company recommends the election of the five director nominees set forth below, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, or removal. Management has nominated the following persons for election as directors: Richard A. Check; Dr. Arshaviar Gundjian; Susan Cox; Neal Sroka and Jack H. Halperin.


                 DIRECTORS, NOMINEES FOR DIRECTORS AND OFFICERS

     Directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. The officers of the Company are appointed by and serve at the pleasure of the Board of Directors.

     The directors, nominees for directors and officers of the Company, their ages, present positions with the Company, and a summary of their business experience are set forth below.

     Richard A. Check, 45, President and Chief Executive Officer. From 1975 to October 1992 Mr. Check was President and Chief Executive Officer of Weiss Miquon Paper Distribution Company. From October 1992 to October 1996, he was Division President, Group Vice President and Business Manager at Alco Standard Corporation and Unisource Worldwide, Inc. From October 1, 1996, until joining the Company on October 1, 1997, he was a principal in Liberty Bell Brokerage Company.

     Dr. Arshavir Gundjian, 62, Senior Vice President, Technology & Technical Sales Worldwide (since 1985) and a director (since 1991) of the Company. Dr. Gundjian has held a teaching and research position in the specialized areas of electronic semi-conductors and laser optics at McGill University in Montreal, Quebec since 1965, and has published more than 25 papers in these areas. He was Chairman of Graduate Studies of the McGill University Department of Electrical Engineering until 1989. Dr. Gundjian is also Chairman of the International Electro-Technical Commission Canadian Subcommittee on laser equipment. He is a member of the Optical Society of America and the New York Academy of Sciences.

     Susan Cox, 44, a director, has been a consultant to American Equities Overseas (U.K.) Ltd. since March, 1981 and a director of it since May, 1994.

     Neal Sroka, 45, a director, was President of Sroka Associates, Inc. an investigative consulting firm, from 1991 to 1997. From 1997 to the present, he has been Chairman and Chief Executive Officer of Management Services International.

     Jack H. Halperin, 51, a director, has been engaged in the practice of Corporate and Securities Law for 26 years. He holds an A.B. degree (summa cum laude) from Columbia College and a J.D. degree from New York University School of Law where he was Note-and-Comment Editor of the Law Review. Mr. Halperin is also a director of AccuMed International, Inc., I-Flow Corporation, Memry Corporation and Pacific Pharmaceuticals, Inc.

     Rudolph A. Lutterschmidt, 51, Vice President and Chief Financial Officer (since 1994) of the Company. Mr. Lutterschmidt became Vice President and Controller of the Company in April 1992 after having served as the Company's Controller on a consulting basis from July 1991 to March 1992. He is a member of the Financial Executives Institute and the Institute of Management Accountants and is a Certified Management Accountant.

     Joel A. Pinsky, 62, Secretary and General Counsel of the Company, served as a director from 1992 until March 27, 1998. Mr. Pinsky has engaged in the practice of law as a partner with the law firm of Gross, Pinsky (barristers and solicitors) for more than thirty years.



     The Board of Directors has the following standing committees:

     1. An Audit Committee composed of Ms. Cox, Mr. Halperin and Mr. Sroka, which selects, subject to Board approval (and, if the Board so determines, subject to shareholder approval), the independent accountants to audit the Company's books and records, and considers and acts upon accounting matters as they arise. The Audit Committee (consisting of Ms. Cox, Mr. Drake and Mr. Pinsky) met once during the year ended December 31, 1997.

     2. A Compensation and Stock Option Committee, composed of Ms. Cox, Mr. Halperin and Mr. Sroka. The Compensation and Stock Option Committee administers the Company's stock option plans and recommends compensation policies to the Board of Directors. The Compensation and Stock Option

          Committee (which consisted of Messrs. Drake and Pinsky) met once during the year ended December 31, 1997.

     The Board of Directors met nine times during the year ended December 31, 1997. During 1997, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all meetings of each committee on which such director serves.

                                 PROPOSAL NO. 2

                     AMENDMENT OF ARTICLES OF INCORPORATION

     The Board of Directors is proposing for adoption by shareholders an amendment to the Company's Articles of Incorporation to increase its authorized shares of common stock from 50,000,000 shares to 75,000,000 shares. The amendment requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Company. The Board of Directors recommends a vote for the amendment. The Company presently has outstanding 33,587,332 shares. It also has reserved for options 700,000 shares and 10,533,606 warrants. The Company believes that the 3,628,290 shares that are available for issue are inadequate to provide incentives to employees and directors and for other purposes. The Company reserves the right, however, to issue any of such additional shares for one or more corporate purposes, including incentives for employees or directors, future financings or acquisitions. The Company has no specific plans for any such transaction. The effect of the amendment is to enable the Board of Directors, subject to the limitations of Maryland law and other applicable laws and regulations (including those requiring shareholder approval for certain actions) to issue authorized and unissued shares without further amendment to the Articles of Incorporation and without further approval of the holders of Common Stock.


                                  PROPOSAL NO.3

                            RATIFICATION OF AUDITORS

     The firm of BDO Seidman LLP, Certified Public Accountants, has audited the Financial Statements of the Company as at December 31, 1997 and for the year then ended. The Board of Directors has appointed such firm to audit the accounts and records of the Company for the fiscal year ended December 31, 1998. It is proposed that the appointment of BDO Seidman LLP be submitted to the shareholders for ratification. Neither such firm nor any of its members or any of their associated has or has had any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and accountants.

     Shareholder ratification of this appointment is not required. Management has submitted this matter to the Shareholders because it believes the shareholders' views on the matter should be considered and if the proposal is not approved, management may reconsider the appointment for the fiscal year ending December 31, 1998. The Board of Directors recommends that the shareholders vote "FOR" this proposal.

     It is anticipated that a representative of BDO Seidman LLP will be present at the Meeting. Such representative will be give the opportunity to make a statement should he so desire and will be available to answer appropriate questions.


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for 1997, 1996 and 1995 earned by or paid to Richard A. Check the Company's Chief Executive Officer, and the only other executive officers whose total annual salary and bonus for 1997 exceeded $100,000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                           Annual Compensation                              Long Term Compensation
                                                                       Awards                       Payouts
-------------------------------------------------------------------------------------------------------------
                                                                                                    All
                                                 Other                                              Other
                                                 Annual      Restric-    Options      LTIP          Compen-
Name and                Salary      Bonus        Compen-     ted Stock   SARs         Payout        sation
Position        Year      ($)         ($)        sation      Awards       (#)          ($)          ($)
-------------------------------------------------------------------------------------------------------------

Richard A.      1997    60,211                     1,800                 200,000
Check, Chief
Executive
Officer
-------------------------------------------------------------------------------------------------------------
Norman          1997    168,448                    8,930(1)              200,000
A. Gardner(2)   1996    195,000     26,666        13,458(1)               23,000
                1995    152,625                   14,019(1)              180,000
-------------------------------------------------------------------------------------------------------------
Dr. Arshavir    1997    142,341                   14,133(3)
Gundijian,      1996    165,000                   21,500(3)               20,000
Senior Vice     1995    138,750     26,666         9,504(1)               33,250
President,
Technology &
Technical
Sales
Worldwide
-------------------------------------------------------------------------------------------------------------

         The following table furnishes information concerning stock options granted during 1997.

-----------
(1) Reimbursement of automobile expense.
(2) Mr. Gardner resigned as President & Chief Executive Officer effective October 24, 1997 and resigned as a director effective March 27, 1998.
(3) Reimbursement of automobile expenses and expense allowances related to extended foreign travel.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                  Individual Grants                                    Potential Realizable Value
                                                                       at Assumed Annual Rates of
                                                                       Stock Price Appreciation for
                                                                       Option Term
-------------------------------------------------------------------------------------------------------------

                                % of Total
                                Options/
                 Securities     SARs Granted
                 Underlying     to All            Exercise of
                 Options/       Employees in      Base
                 SARs           Fiscal            Price         Expiration
Name             Granted(#)     Year              ($/SH.)       date           5% ($)         10% ($)(1)
----             ----------     ----              -------       ----           ------         ----------

-------------------------------------------------------------------------------------------------------------
Norman A.        200,000         38.1             0.45          10/2005        42,900         103,000
Gardner
-------------------------------------------------------------------------------------------------------------
Richard A.       200,000         38.1             0.30          10/2005        28,600         68,600
Check
-------------------------------------------------------------------------------------------------------------


     The following table sets forth the aggregate number of shares of Common Stock subject to options held by the Named Executives at December 31, 1997.


(1) As required by the rules of the Securities and Exchange Commission, the dollar amounts reflected in these columns represent the hypothetical gain that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. These assumed rates would result in a Common Stock price on October 23, 2005, the date the options first listed above expire, of $0.66 and $0.96 respectively. If these price appreciation assumptions are applied to all of the Company's outstanding Common Stock on the grant date, such Common Stock would appreciate in the aggregate by approximately $7 million and $17 million, respectively, over the same term. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Common Stock.

            AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR END OPTION VALUES


                                                     Number of
                                                     Securities            Value of
                                                     Underlying            Unexercised
                                                     Unexercised           In-the-Money
                                                     Options at            Options at
                                                     Fiscal Year End       Fiscal Year End
------------------------------------------------------------------------------------------
                       Shares
                       Acquired on     Value         Exercisable/          Exercisable/
Name                   Exercise(#)     Realized      Unexercisable         Unexercisable
------------------------------------------------------------------------------------------
Richard A. Check         _____          _____         ---/200,000              -/2,500
------------------------------------------------------------------------------------------
Norman A. Gardner        _____          _____         ---/200,000              -/-
------------------------------------------------------------------------------------------
Arshivar Gundjian        _____          _____          73,250/ -               -/-
------------------------------------------------------------------------------------------


Employment Contracts

     In October 1997 the Company entered into an Employment Agreement with Richard A. Check pursuant to which he will serve as President and Chief Executive Officer of the Company. The Agreement has a three year term and provides for base compensation at the rate of $180,000 per annum. Mr. Check's agreement also provides for a bonus equal to 10% of the excess, if any, of the Company's net income before taxes for any year over $250,000. The bonus may not exceed $180,000 for any year. Mr. Check is currently being paid at the rate of $150,000 per annum because of the Company's cash constraints.

     The Agreement may be terminated for cause if Mr. Check breaches his obligations under the Agreement or has committed an act of dishonesty, moral turpitude or theft or has breached his duty of loyalty to the Company or upon an act of insubordination to the Board of Directors.

     Norman A. Gardner entered into an Employment Agreement dated October 24, 1997, initially having a three-year term. The Agreement was amended effective March 27, 1998. The Agreement, as amended, provides for Mr. Gardner to serve as Senior Advisor to the Company with a salary at the rate of $180,000 per annum. Mr. Gardner's agreement also provides for a bonus equal to 10% of the excess, if any, of the Company's net income before taxes for any year over $250,000. The bonus may not exceed $125,000 for any year. The term of the Agreement, as amended, expires on October 31, 2002. Mr. Gardner also received 200,000 stock options at an exercise price of $0.45 and 125,000 stock options at an exercise price of $0.30 per share.

     The Agreement is terminable for cause consisting of (i) breach by Mr. Gardner of his obligations under the Agreement or (ii) that Mr. Gardner has committed an act of dishonesty, moral turpitude or theft.

     The Company has an employment agreement with Dr. Arshavir Gundijian pursuant to which the Company has employed Dr. Gundjian through December 31, 1998, with two one-year renewal terms at the option of the Company. Should the Company choose not to exercise its option to reemploy Dr. Gundjian at the end of the initial term or the initial renewal term, the Company has agreed to engage Dr. Gundjian as a consultant on an annual basis at $82,500 per year for two years, and $62,500 per year for a further two years. The agreement provides for a base salary of $165,000 per annum during Dr. Gundjian's employment, a cash bonus of up to $50,000 payable in respect of each year of his employment (or $25,000 in respect of each year of his consultancy, should the Company not exercise its option to reemploy Dr. Gundjian) if certain financial goals of the Company are met, and additional bonuses if additional financial goals are achieved. In addition, the Company has agreed to pay Dr. Gundjian's lodging and automobile expenses, as well as the cost of weekly travel between the Company's headquarters in W. Conshohocken, Pennsylvania and Dr. Gundjian's home in Montreal, Quebec.

     The agreement may be terminated by the Company for legal cause, or upon Dr. Gundjian's death or disability. In the event that Dr. Gundjian's employment is terminated without cause as a result of his disability or death, Dr. Gundjian (or his estate) is entitled to receive the balance of the base salary payable to him through the remaining term of the agreement.

     The agreement confirms the Company's ownership of all intellectual property developed during Dr. Gundjian's employment, and contains his undertaking not to compete with the Company for a period of three years from the termination of his employment.

Director Compensation

     Directors have not been paid any fees for their services as such during the year ended December 31, 1997. All directors have been and will be reimbursed for reasonable expenses incurred in connection with attendance at Board of Directors meetings.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 1997, the Company imposed salary reductions upon a broad group of employees by reason of the severe cash shortages which the Company was experiencing. These salary reductions affected the compensation offered to Mr. Check as the incoming chief executive officer as well as that of Mr. Gardner, who preceded Mr. Check in that function. These arrangements continue, with Mr. Check's compensation to be restored to its normal level following such time as the Company achieves two consecutive quarters of positive cash flow.

     As it has done in the past, the Compensation Committee formulates compensation policy by considering both the size and nature of the Company's current activities and the Company's future prospects. In light of the Company's modest revenues, its cash constraints, and the future potential of its technologies and products, the policies of the Compensation Committee are:

     To provide cash compensation for executive officers, principally in the form of salary, which is considered adequate but not excessive in light of the Company's limited resources. In addition, cash bonuses are expected to be paid upon attainment of specific goals related to financial results.

     The compensation of Mr. Check in his capacity as chief executive officer has been determined by the Compensation Committee and reflected in an employment agreement. In the view of the Compensation Committee, the chief executive officer is primarily responsible for the development and implementation of corporate strategy and the development of shareholder value. During 1997, the Company, under Mr. Check's guidance began to implement a business strategy emphasizing the development of revenues from licensing and sales in new markets. The Committee believes that Mr. Check will bring to the role of chief executive officer new perspectives which will be beneficial to the creation of shareholder value, and that the portion of his compensation consisting of options under the Company's stock option plans is consistent with Mr. Check's responsibility in this respect.


              The Compensation Committee of the Board of Directors:

                                  William Drake
                                 Joel A. Pinsky


Performance Graph

     The following graph compares the cumulative shareholder return on the Common Stock of the Company, for the period from August 21, 1992 (when the Company first registered its Common Stock under the Securities Exchange Act of 1934, as amended) through December 31, 1997, with the cumulative total return of the NASDAQ Broad Market Index, and a Similar Market Capitalization Index. The NASDAQ Broad Market Index includes all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market, while the Similar Capitalization Index only issuers which are included in the NASDAQ Broad Market Index and had a market capitalization at August 21, 1992 of between $40 million and $50 million.

 Comparison of Total Returns Among the Company, a Similar Market Capitalization
                    Index and the Broad Market NASDAQ Index

                                   [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:

               NASDAQ PEER         NOCOPI         NASDAQ
               -----------         ------         ------
8/21/92
9/30/92
12/31/92
3/31/93
6/30/93
9/30/93
12/31/93
3/31/94
6/30/94
9/3094                   [PLOT POINTS TO BE SUPPLIED]
12/31/94
3/31/95
6/30/95
9/30/95
12/31/95
3/31/96
6/30/96
9/30/96
12/30/96

Notes:    1.   Total return assumes reinvestment of dividends.
          2.   Fiscal Year Ending December 31.
          3.   Return based on $100 dollars invested on August 21, 1992 in the
               Company stock, a similar market capitalization index and the broad market NASDAQ index.
          4.   Both the comparative indices were provided by Standard & Poor's
               Compustat service.

Compliance with Section 16(a) of the Exchange Act

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during or with respect to the Company's fiscal year ended December 31, 1997 (and the written representations of certain persons that such persons were not required to file an annual report on Form 5 in respect of such year), except as described below, no person who, at any time during such fiscal year was a director or officer of the Company or beneficially owned ten percent or more of the outstanding common stock of the Company, failed to timely file reports required by Section 16(a) of the Exchange Act. Ms. Cox and Mr. Sroka failed to timely file their initial reports on Form 3. All reports required to be filed by Ms. Cox and Mr. Sroka have subsequently been filed.

                              CERTAIN TRANSACTIONS

Other Transactions

     Joel A. Pinsky, Secretary, General Counsel and a director of the Company until March 27, 1998, is a partner in the Montreal law firm of Gross, Pinsky which rendered legal services to the Company during the fiscal year ended December 31, 1997.

     William F. Drake, a director of the Company until March 27, 1998, is of counsel to the law firm of Montgomery, McCracken, Walker & Rhoads, Philadelphia, Pennsylvania. Such law firm furnished legal services to the Company during the fiscal year ended December 31, 1997.

     For additional information regarding related party transactions, shareholders are directed to footnote 5, "Related Party Transactions," contained in the Notes to the Financial Statements of the Company appearing in the Annual Report on form 10-K for the year ended December 31, 1997 which is enclosed with this Proxy Statement.

     Except as otherwise described herein, no officer or director of the Company has, or proposes to have, any direct or indirect material interest by securities holdings, contract, or otherwise, in the Company, or in any assets of the Company, or in any purchase, the value of which will be affected by the operations of the Company.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority of the shares present which are entitled to vote thereon would be necessary to approve any such matters.


                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                      FOR ANNUAL MEETING TO BE HELD IN 1999

     Any proposal by a Shareholder to be presented at the Company's next Annual Meeting of Shareholders, currently expected to be held in June 1999, must be received at the offices of the Company, 537 Apple Street, W. Conshohocken, PA 19428-2903 not later than December 31, 1998.


                                  ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 1997, is enclosed herewith for your information. Portions of the Annual Report are incorporated by reference into this Proxy Statement and are considered part of the soliciting materials.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Joel A. Pinsky,
                                            Secretary

April 30, 1998

                                      Proxy
                            NOCOPI TECHNOLOGIES, INC.

                         Annual Meeting of Shareholders
                             to be held June 8, 1998

     The undersigned hereby constitutes and appoints Rudolph Lutterschmidt and Joyce Csanady, and either of them, with full power of substitution, as proxies, to vote for the undersigned all shares of the common stock, par value $.01 of Nocopi Technologies, Inc., a Maryland corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 8, 1998 at 10 a.m., Eastern Daylight Savings Time, or at any adjournments thereof, upon the matters described in the accompanying proxy statement and upon such other matters as may be properly come before the meeting. Said proxies are directed to vote or refrain from voting on the matters set forth in the accompanying proxy statement in the manner set forth on the reverse side of this proxy.

/X/  Please mark your vote as in this example.

     Nominees as directors:
     Messrs. Check, Halperin, Sroka, Ms. Cox and Dr. Gundjian

                                           FOR             WITHHELD
1.   Election of Directors.                / /               / /

                                       For all listed      Withhold Authority
                                       nominees            for all listed
                                       (except for the     nominees
                                       following
                                       persons, as to whom
                                       authority to vote
                                       FOR
                                       is withheld)

2. Authorization of Amendment to the Company's Articles of Incorporation as described in the accompanying Proxy Statement.

         FOR                         AGAINST                ABSTAIN
         / /                           / /                    / /

3. Ratification of the appointment of BDO Seidman, LLP the Company's Independent Accountants.

         FOR                         AGAINST                ABSTAIN
         / /                           / /                    / /

In the event that any of the above nominees for director are unable or unwilling to serve at the time of the meeting, the proxies are authorized to vote in their discretion for any substitute nominees(s) selected by the Board of Directors. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

         This proxy is solicited on behalf of the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed on the face hereof. If no direction is made, this proxy will be voted FOR the above named nominees for election as directors, FOR proposal 2 and FOR Proposal 3.

The undersigned represents that he has received the Company's Annual Report for the year ended December 31, 1997 and the Company's Proxy Statement furnished in connection with the Annual Meeting of Shareholders.

Please date, sign and return this proxy card promptly in the accompanying envelope. No postage is required. If you furnish a proxy and subsequently attend the annual meeting in person, you may vote in person.

Signature_________________ Date ______ Signature_________________ Date _________
                                                Joint Signature(if necessary)

Note: Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please furnish full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.